UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2016

Date of Report (Date of earliest event reported)

ADAIAH DISTRIBUTION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55369	90-1020141
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Poruka iela 3 Madona LV- 4801 Latvia	4801
(Address of principal executive offices)	(Zip Code)

(775) 375-5240

Registrant's telephone number, including area code

________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Prior LOI

On March 1, 2016, Nikolay Titov, the sole director, President, Treasurer and Secretary, and holder of 116,000,000 shares of common stock of Adaiah Distribution Inc. ("Adaiah or the "Company"), representing approximately 82.27% of the Company's issued and outstanding securities, entered into a Letter of Intent (the "Prior LOI"), pursuant to which he agreed to sell all of his shares in the Company to four (4) unrelated third parties, and the Company reported the Prior LOI on Form 8-K filed with the Securities and Exchange Commission. The capital structure of the Company was not acceptable to the potential purchasers under the Prior LOI and the Prior LOI was terminated.

Current LOI

On March 28, 2016, Mr. Titov, entered into a Letter of Intent (the "Current LOI"), pursuant to which he agreed to sell all of his shares in the Company to two (2) unrelated third parties (the "Purchasers"). In the event the transactions contemplated by the Current LOI are completed, the Purchasers and related number of shares purchased would be as set forth below:

Name of Purchaser	No. of Shares	Percentage of Issued and Outstanding
Mr. Daniel Gallardo Wagner	112.8 million	80%
Agent/Consultant	3.20 million	2.27%
Total	116,000,000	82.27%

The potential new shareholders have no direct family relationships to the officers or directors of Adaiah. Mr. Daniel Gallardo Wagner is the Vice President of U.S. Operations for Angelini Trading Company which distributes 26 varieties of wine from 5 different family owned wineries, 2 different handmade Italian pasta factories, as well as the olive oil which won the 2014 award for best olive oil in the world.

Biographical information pertaining to Mr. Daniel Gallardo Wagner is provided below.

Mr. Daniel Gallardo Wagner is the Vice President of U.S. Operations for Angelini Trading Company. After studying International Business at Grossmont College in San Diego, California, Mr. Wagner launched and managed the largest night club in San Diego. From California he moved to Quintana Roo, Mexico where he was involved in numerous resort and restaurant projects. Recently, Mr. Wagner secured the exclusive rights to distribute Froz'n alcoholic icepops throughout Spain, Portugal, USA and South America.

Mr. Wagner is fluent in German, Spanish and English and currently lives in Marbella, Spain, where he has successfully operated several restaurants. He has a wealth of contacts in Europe and South America within the hospitality industry, and in marketing and media.

The terms set forth in the Current LOI are not binding and are subject to change. The obligations of all parties to consummate the sale of the securities of the Company are subject to the negotiation and execution of a definitive agreement and satisfaction of the conditions contained in such definitive agreement, including completion of the Purchasers' due diligence review of Adaiah. It is anticipated that upon closing of the sale of the securities, a change of control is expected to occur with Mr. Titov appointing a designee of the Purchasers as a member of the Board of Directors and as President. Thereafter, Mr. Titov is expected to resign as a member of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIAH DISTRIBUTION INC.

Date: March 28, 2016	By:	/s/ Nikolay Titov
	Name:	Nikolay Titov
	Title:	President, Chief Executive Officer, Chief Financial Officer